FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of February 18, 2005 among ThermaClime, Inc., an Oklahoma corporation ("ThermaClime"), each of the Subsidiaries of ThermaClime listed on the signature pages hereof, and Cherokee Nitrogen Holdings, Inc. (individually and collectively, jointly and severally, "Borrower" or "Borrowers"), ORIX Capital Markets, LLC, a Delaware limited liability company ("ORIX"), as agent for the Lenders under the Loan Agreement, dated as of September 15, 2004, by among Borrowers, ORIX, and the Lenders (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Borrowers, Agent, and the Lenders are parties to the Loan Agreement and the Other Agreements, pursuant to which the Lenders made Term Loans to Borrowers on the terms and conditions thereof;

WHEREAS, the parties have agreed to amend a certain provision of the Loan Agreement upon the terms and conditions set forth herein; and

WHEREAS, the Agent and Requisite Lenders have agreed to the requested amendment on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

    Amendment to Loan Agreement: Section 1.1.

    The definition of "Fixed Charge Coverage Ratio" in Section 11.1 of the Loan Agreement is hereby amended by adding at the end of such definition, following the words "(F) capital expenditures made during such period", the following proviso:

    provided, however, that for the period from the Closing Date until December 31, 2005, capital expenditures made with insurance proceeds of any casualty loss that occurred between the Closing Date and December 31, 2004, and regarding which casualty loss notice was provided to the Agent by the Borrowers and the Parent as required by the Loan Agreement, shall be excluded from the calculation of "Fixed Charge Coverage Ratio".

    No Other Amendments or Waivers. Except in connection with the amendment set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement or any of the Other Agreements, nor constitute a waiver of any provision of the Loan Agreement or any of the Other Agreements. Except for the amendments set forth above, the text of the Loan Agreement and all Other Agreements shall remain unchanged and in full force and effect and Borrowers hereby ratify and confirm their respective obligations thereunder. This Amendment shall not constitute a course of dealing with the Lenders at variance with the Loan Agreement or the Other Agreements such as to require further notice by the Lenders to require strict compliance with the terms of the Loan Agreement and the Other Agreements in the future, except as expressly set forth herein. Borrowers acknowledge and expressly agree that the Agent and Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the Other Agreements, as amended herein. Borrowers have no knowledge of any challenge to any of the Lenders'rights arising under the Loan Documents, or to the effectiveness of the Loan Documents.

    Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent satisfaction of each of the following conditions (the date of satisfaction or waiver of such conditions being referred to herein as the "First Amendment Effective Date"):

      Borrowers and Parent shall have delivered to Agent an Officers'Certificate, in form and substance reasonably satisfactory to Agent, to the effect that the representations and warranties relating to such Borrower or Parent, as the case may be, contained in Article IV of the Loan Agreement and the Other Documents are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date);
      Receipt by the Agent of an amendment fee, to be divided pro rata amongst the Lenders, in an amount equal to $10,000, such fee payable only if the condition described in clause 3(c) below is satisfied;
      Borrowers, Parent, and Required Lenders shall have delivered to Agent counterparts of this Amendment, duly executed by each; and
      such other information, documents, instruments or approvals as the Agent or Lenders may reasonably require.

    Representations and Warranties of Borrowers. Each Borrower and the Parent hereby represents and warrants as follows:

    (a) Each Borrower and Parent has the corporate power and authority to execute and deliver this Amendment and the Loan Agreement (as modified hereby) and to perform its obligations hereunder and thereunder. The execution and delivery by each Borrower and the Parent of this Amendment and the performance of its obligations hereunder and under the Loan Agreement (as modified hereby) have been duly authorized by all requisite corporate action on the part of such Borrower or Parent, as applicable, and this Amendment and the Loan Agreement (as modified hereby) constitute legal, valid and binding obligations of each Borrower and Parent, enforceable against each Borrower and Parent in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors'rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

    (b) Neither the execution and delivery by each Borrower and Parent of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or of the Loan Agreement (as modified hereby) will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each Borrower and Parent, (ii) each Borrower and Parent's articles or certificate of incorporation or by-laws, or (iii) the provisions of any material indenture, instrument or agreement to which each Borrower and Parent is a party or is subject, or by which it, or its assets or property, whether real, personal, tangible, intangible (or mixed), leased, operated or owned, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (except Permitted Liens) in, of or on such assets or property of each Borrower and Parent pursuant to the terms of, any such material indenture, instrument or agreement.

    (c) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Event of Default or Potential Default and (ii) the representations and warranties applicable to such Borrower or Parent, as the case may be, contained in Article IV of the Loan Agreement (as modified hereby) are true and correct.

    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page hereof by facsimile transmission or via email transmission of an Adobe portable document file (also known as a "PDF File") shall be effective as delivery of a manually executed counterpart hereof.

    Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the Other Agreements to "the Loan Agreement" "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

    Costs, Expenses and Taxes. Borrowers agree to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, if required, counsel for Agent with respect thereto and with respect to advising Agent and Lenders as to their rights and responsibilities hereunder and thereunder.

    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, excluding its principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:         THERMACLIME, INC.
                                CHEROKEE NITROGEN HOLDINGS, INC.
                                NORTHWEST FINANCIAL CORPORATION
                                XPEDIAIR, INC.
                                INTERNATIONAL ENVIRONMENTAL CORPORATION
                                THE CLIMATE CONTROL GROUP, INC.
                                ACP INTERNATIONAL LIMITED
                                CLIMACOOL CORP.
                                TRISON CONSTRUCTION, INC.
                                KOAX CORP.
                                CLIMATE MASTER, INC.
                                CLIMATECRAFT, INC.
                                CHEROKEE NITROGEN COMPANY
                                LSB CHEMICAL CORP.
                                EL DORADO CHEMICAL COMPANY
                                CHEMEX I CORP.
                                CHEMEX II CORP.
                                DSN CORPORATION

                                By:
                                       Tony M. Shelby
                                        Vice President

PARENT:    LSB INDUSTRIES, INC.

        By:
        Tony M. Shelby
        Vice President

AGENT:     ORIX FINANCE CORP. I,
                  as Agent and a Lender

        By:
        Name:
        Title:

LENDERS:    [Lender name]

         By:
        Name:
        Title: